UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2008

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mainaustrasse 30

Zurich CH-8008

Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) At the company’s 2008 annual general meeting, the company’s shareholders approved payments of a dividend in the form of a par value reduction equal to CHF 0.90 in the aggregate (equivalent at the time to US$0.87), to be paid in three equal quarterly installments (each equivalent at the time to US$0.29), as further described in the company’s proxy statement/prospectus dated May 30, 2008. To accomplish this par value reduction for the third quarter of 2008, the company adjusted its Articles of Association on September 29, 2008 to reflect the number of shares issued out of conditional share capital since the company redomesticated to Switzerland and on September 30, 2008 to confirm the par value reduction. The company’s amended and restated Articles of Association became effective upon their filing with the commercial register of the Canton of Zurich, Switzerland on September 30, 2008 and as a result, the company’s par value is now CHF 33.44 per share. In conjunction with such amendment, an administrative correction was made in the date listed in Article 6 of the company’s Articles of Association. A copy of the amended and restated Articles of Association is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Articles of Association of the company, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Robert F. Cusumano
Robert F. Cusumano
General Counsel

DATE: September 30, 2008